UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PAREXEL International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

On August 17, 2017, PAREXEL International Corporation (the “Company” or “PAREXEL”) delivered the following letter to participants in the Company’s Employee Stock Purchase Plan:

Dear <<name>>,

As agreed by PAREXEL’s board of directors, the current Employee Stock Purchase Plan (ESPP) offering period ended on July 31, 2017. The discounted price for purchasing PAREXEL stock through the ESPP has been established. The closing Fair Market Value (FMV) of the stock on July 31, 2017 was $87.52, resulting in a purchase price of $83.14 (maximum of 152 shares) for all participants.

We are in the process of purchasing shares of stock, which are expected to be deposited in your Fidelity Investments brokerage account by the middle of August.

On June 20, 2017, PAREXEL and Pamplona Capital Management LLP announced that they had entered a definitive agreement under which Pamplona will acquire all of the outstanding shares of PAREXEL. Upon the approval of a majority of PAREXEL shareholders and the satisfaction of other customary closing conditions, all holders of PAREXEL shares at the effective time of the merger will have the right to receive $88.10 per share.

For employees who have shares in their Fidelity Stock Plan account at the time of completion, Fidelity will manage the conversion of shares to cash in United States dollars (USD). Your funds will be accessible through your Fidelity Account within 15 business days following the sale. At that time you may either hold the cash in your Fidelity Stock Plan account or follow the same process as today to withdraw the cash via wire transfer or check.

If you need help setting up you wire instruction please contact Fidelity Stock Plan Services:

•	Inside the U.S.:1-800-544-9354

•	Outside the U.S.: Please visit www.Fidelity.com/globalcall for the global Fidelity calling center.

Please also refer to the Frequently Asked Questions included with this letter.

Yours sincerely,

Angela Farmer

Senior Director, Benefits

Employee Stock Purchase Plan

Frequently Asked Questions

When will the shares be converted to cash?

The conversion will take place as part of the transaction completion. You will be able to see the conversion from Stock to Cash in your Fidelity Stock Plan account approximately 15 days after the transaction closes.

How do I get my money from Fidelity?

You use the same process to request funds from Fidelity as today, by requesting either a check or a wire transfer via www.NetBenefits.com.

Are there fees associated with wire transfers or checks?

Yes, there are no changes to the current fees. These are: U.S. domestic wire: $15; international wire: $10; international check: $5.

What information is needed to set up a wire instruction?

To set up the wire instruction you need to provide the following banking details:

•	Bank name, bank code, your account number, bank routing code (typically ABA# in U.S.A.; commonly the BIC/Swift Code internationally)

Some countries require additional information, please also review the table on the reverse. Please contact your bank to ensure you have all the correct details before trying to set up the instruction.

How long will it take to receive my money?

Once the instruction is set up, it typically takes five to seven business days for international wire transfers. Domestic transfers are completed the same day if requested prior to 4 p.m. ET. Checks will be issued within five to seven days and sent via postal mail with delivery times dependent on local postal services.

What is the exchange rate?

You can choose to receive your funds in either U.S. dollars (USD) or a currency of your choice. Fidelity will apply the current market rate (spot rate) at the time of the transaction when non-USD currencies are selected. The spot rate fluctuates intraday.

Wire Instruction Bank Information

Currency	Code	Required Information

Australia	AUD	BSB code

Brazil	BRL	Branch location, agency code, reason for payment, beneficiary phone number, beneficiary TaxID

Canada	CAD	Transit code

Chile	CLP	RUT number and account type

Colombia	COP	Branch location, reason for payment, beneficiary phone number, beneficiary TaxID

Hungary	HUF	Account number

India	INR	IFSC code

Israel	ILS	Bank code & branch code

Korea	KRW	Beneficiary Korean phone number

Mexico	MXN	CLABE (account number)

Peru	PEN	Codigo de Cuental Interbancarlo (CCI) account number

Poland	PLN	NRB account number

Russia	RUB	20-digit account number, beneficiary 12-digit INN number, beneficiary KPP code, VO code

South Africa	ZAR	Clearing code

U.K.	GBP	Sort code

Various	EUR	IBAN (28 digit)

Additional Information about the Proposed Transaction and Where to Find It

PAREXEL International Corporation (“PAREXEL”) will hold a Special Meeting of Stockholders on September 15, 2017. PAREXEL has filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to its stockholders a definitive proxy statement in connection with the proposed transaction with Pamplona. Security holders of PAREXEL are urged to read the definitive proxy statement and the other relevant materials when they become available because such materials will contain important information about PAREXEL, Pamplona and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by PAREXEL with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of PAREXEL’s filings from PAREXEL’s website at www.PAREXEL.com or by directing a request to: PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attn: Ron Aldridge, Senior Director of Investor Relations.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

PAREXEL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of PAREXEL in connection with the proposed transaction. Information about those directors and executive officers of PAREXEL, including their ownership of PAREXEL securities, is set forth in the proxy statement for PAREXEL’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on October 26, 2016, as amended and supplemented by other PAREXEL filings with the SEC, including the definitive proxy statement filed with the SEC as of August 15, 2017. Investors and security holders may obtain additional information regarding the direct and indirect interests of PAREXEL and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, potential opportunities to accelerate PAREXEL’s growth and enhance its delivery of world-class solutions to its customers; PAREXEL’s position to capitalize on an increased trend for outsourcing of pharmaceutical products and services; the expected impact of this transaction on PAREXEL’s financial and operating results and business, the operation and management of PAREXEL after the acquisition, the anticipated funding for the transaction, and the timing of the closing of the acquisition. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, “potential”, “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. PAREXEL’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which PAREXEL may not be able to predict and may not be within PAREXEL’s control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect PAREXEL’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the Merger Agreement by PAREXEL’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on PAREXEL’s business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt PAREXEL’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from PAREXEL’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against PAREXEL related to the Merger Agreement or the proposed merger. In addition, PAREXEL’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: changes in customers’ spending and demand and the trends in pharmaceutical companies’ outsourcing of research and development; PAREXEL’s ability to provide quality and timely services and to compete with other companies providing similar services; PAREXEL’s ability to comply with strict government regulations of the drug, medical device and biotechnology industry; PAREXEL’s ability to successfully integrate past and future acquisitions, including the acquisitions of Health Advances, LLC, ExecuPharm, Inc., and The Medical Affairs Company, LLC, and to realize the expected benefits of each; a change in PAREXEL’s relationships with its largest customers; PAREXEL’s ability to service its indebtedness; PAREXEL’s ability to protect its technology and proprietary information and the confidential information of its customers; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the risk of patent infringement and other litigation; as well as those risks discussed in PAREXEL’s Annual Report on Form 10-K for the year ended June 30, 2016 as filed with the Securities and Exchange Commission (SEC) on September 9, 2016, subsequent Quarterly Reports filed with the SEC and PAREXEL’s other SEC filings. Numerous factors, including those noted above, may cause actual results to differ materially from current expectations. PAREXEL expressly disclaims any current intention or obligation to update any forward-looking statement in this communication to reflect future events or changes in facts affecting the forward-looking statements contained in this communication.